UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

Monster Beverage Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-18761                                        39-1679918
(Commission File Number)                        (IRS Employer Identification No.)

550 Monica Circle Suite 201
Corona, California 92880
(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Monster Beverage Corporation (the “Company”) was held on June 8, 2012, at which the following matters were submitted to a vote of the stockholders.

Proposal No. 1.  To elect seven directors of the Company to serve until the 2013 annual meeting of stockholders.

In accordance with the results below, the following individuals were re-elected as directors of the Company and received the number of votes set opposite their respective names.

Director	Votes For	Votes Withheld	Broker Non-Votes
Rodney C. Sacks	137,089,700	5,866,730	10,780,195
Hilton H. Schlosberg	130,572,852	12,383,578	10,780,195
Norman C. Epstein	136,495,202	6,461,228	10,780,195
Benjamin M. Polk	126,786,147	16,170,283	10,780,195
Sydney Selati	137,649,397	5,307,033	10,780,195
Harold C. Taber, Jr.	125,563,505	17,392,925	10,780,195
Mark S. Vidergauz	138,406,589	4,549,841	10,780,195

Proposal No. 2. To ratify the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

In accordance with the results below, the appointment of Deloitte & Touche LLP was ratified and approved.

Votes For	Votes Against	Abstentions
149,853,077	3,780,471	103,077

Proposal No 3. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

In accordance with the results below, the compensation of the Company’s named executive officers was approved on a non-binding, advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
139,435,239	3,246,342	274,848	10,780,196

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date:  June 12, 2012                                             /s/ Hilton H. Schlosberg
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Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer